EXHIBIT 99.1

     PSFT#79

     FOR IMMEDIATE RELEASE

Department of Justice Grant of Early Termination

Clears Way for PeopleSoft Acquisition of J.D. Edwards

PeopleSoft Expects to Complete Acquisition of J.D. Edwards Shortly

PLEASANTON, Calif. and DENVER, Colo. — July 14, 2003 — PeopleSoft, Inc. (Nasdaq: PSFT) and J.D. Edwards & Company (Nasdaq: JDEC) today announced that, in connection with PeopleSoft’s exchange offer to acquire all of the outstanding shares of J.D. Edwards, the companies have received early termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. PeopleSoft’s exchange offer for J.D. Edwards will expire at 12:00 midnight EDT, Thursday, July 17, 2003 at which time PeopleSoft expects to complete the acquisition.

“The Department of Justice’s decision to grant early termination is great news,” said PeopleSoft President and CEO Craig Conway. “This is a very important milestone and clears the way for the J.D Edwards acquisition to be completed.”

“Together, PeopleSoft and J.D. Edwards will set a new standard in serving the needs of enterprise application software customers,” said J.D. Edwards Chairman, President and CEO Bob Dutkowsky. “The combined company will offer both mid-sized and large enterprise customers access to the broadest, most open suite of integrated enterprise software applications in the industry.”

About PeopleSoft
PeopleSoft (Nasdaq: PSFT) is the world’s leading provider of application software for the real-time enterprise. PeopleSoft pure internet software enables organizations to reduce costs and increase productivity by directly connecting customers, suppliers, partners and employees to business processes on-line, in real time. PeopleSoft’s integrated, best-in-class applications include Customer Relationship Management, Supply Chain Management, Human Capital

Management, Financial Management and Application Integration. Today more than 5,100 organizations in 140 countries run on PeopleSoft software. For more information, visit us at www.peoplesoft.com.

About J.D. Edwards
J.D. Edwards (Nasdaq: JDEC) makes customers stronger, enabling them to solve their most important business challenges. The company offers collaborative enterprise software as well as consulting, education and support services. J.D. Edwards’ offerings are differentiated by a deeply ingrained attitude of listening to customers, innovating on their behalf, and delivering solutions as part of a results-oriented relationship. Founded in 1977 and headquartered in Denver, J.D. Edwards focuses on long-term business partnerships and helping its 6,700 customers in more than 110 countries collaborate electronically to manage their business processes, supply chains, enterprise assets, and supplier and customer relationships. For more information: www.jdedwards.com or 1-800-727-5333.

Additional Information
This press release was issued by PeopleSoft, Inc. and J.D. Edwards & Company on July 14, 2003. PeopleSoft commenced an exchange offer and filed a Schedule TO and a registration statement on Form S-4 with the SEC on June 19, 2003 with respect to the proposed acquisition of J.D. Edwards by PeopleSoft. Solicitations and exchanges of J.D. Edwards stock in connection with that acquisition will only be made pursuant to the Offer to Exchange or other materials filed by PeopleSoft with the SEC. PeopleSoft also filed a Solicitation/Recommendation Statement on Schedule 14D-9 containing its recommendation regarding Oracle’s tender offer for all outstanding shares of PeopleSoft common stock.

J.D. Edwards filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC on June 19, 2003 containing its recommendation regarding PeopleSoft’s tender offer for all outstanding shares of J.D. Edwards common stock.

Documents filed by PeopleSoft with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at PeopleSoft’s website at www.peoplesoft.com. Documents filed by J.D. Edwards with the SEC may be obtained without charge at the SEC’s website and at J.D. Edwards’ website at www.jdedwards.com. Stockholders should read these documents and any amendments thereto because they contain important information.

Forward-Looking Statements
This press release may contain forward-looking statements. These statements reflect PeopleSoft’s and J.D. Edwards’ current beliefs and are based on information currently available to PeopleSoft and J.D. Edwards. These statements are only predictions and actual results may differ materially. For a more detailed discussion of information regarding risks that may affect PeopleSoft’s or J.D. Edwards’ operating results, please refer to the respective companies’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Additional risks, assumptions and uncertainties relating to the proposed acquisition of J.D. Edwards and to Oracle’s tender offer are set forth in the companies’ most recent filings with the SEC. All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made. Neither PeopleSoft nor J.D. Edwards undertakes any obligation to update or revise these forward-looking statements.

PeopleSoft® and the PeopleSoft logo are registered trademarks of PeopleSoft. Inc. J.D. Edwards® and the J.D. Edwards logo are registered trademarks of J.D. Edwards & Company.

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Contacts:

Lori Varlas Investor Relations PeopleSoft, Inc. (877) 528-7413 (voice) lori_varlas@peoplesoft.com Etta West Investor Relations J.D. Edwards (303) 334-4772 (voice) etta_west@jdedwards.com	Steve Swasey Public Relations PeopleSoft, Inc. (925) 694-5230 (voice) steve_swasey@peoplesoft.com Victor Chavet Corporate Communications J.D. Edwards (303) 334-5701 (voice) victor_chavet@jdewards.com